                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                     MADISON DEARBORN CAPITAL PARTNERS, L.P.

                   MADISON DEARBORN CAPITAL PARTNERS II, L.P.

                           ATLANTIC RESTAURANTS, INC.

                                       AND

                          CARROLS HOLDINGS CORPORATION





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



                                TABLE OF CONTENTS


                                                                                          Page

1.      Authorization and Closing..........................................................  1
        1A.    Purchase and Sale of the Securities.........................................  1
        1B.    The Closing.................................................................  1
        1C.    Purchase Price..............................................................  2

2.      Conditions of the Investors' Obligation at the Closing.............................  2
        2A.    Representations and Warranties; Covenants...................................  2
        2B.    Registration Agreement......................................................  2
        2C.    Executive Options...........................................................  2
        2D.    Stockholders Agreement......................................................  2
        2E.    Securities Law Compliance...................................................  3
        2F.    Loan Agreement..............................................................  3
        2G.    Employment Agreements.......................................................  3
        2H.    Third Party Consents and Approvals..........................................  3
        2I.    Governmental Consents and Approvals.........................................  3
        2J.    Purchase and Sale of the Securities.........................................  3
        2K.    Key-Man Life Insurance......................................................  3
        2L.    Execution by Bank...........................................................  4
        2M.    Purchase of Shares by Alan Vituli, Daniel T. Accordino and Joseph A.
                   Zirkman.................................................................  4
        2N.    Amendment of Certificate of Incorporation...................................  4
        2O.    Opinion of the Company's Counsel............................................  4
        2P.    Closing Documents...........................................................  4
        2Q.    Proceedings.................................................................  5
        2R.    Waiver......................................................................  5
        2S.    Fees and Expenses...........................................................  5

3.      Conditions of the Company's and Selling Shareholder's Obligations at the
        Closing............................................................................  5
        3A.    Representations and Warranties..............................................  5
        3B.    Registration Agreement......................................................  5
        3C.    Stockholders Agreement......................................................  6
        3D.    Third Party Consents and Approvals..........................................  6
        3E.    Governmental Consents and Approvals.........................................  6
        3F.    Fees and Expenses...........................................................  6

4.      Pre-closing Covenants..............................................................  6
        4A.    Company Covenants...........................................................  6
        4B.    Selling Shareholder Covenants...............................................  7
        4C.    Investors' Covenant.........................................................  7


                                       i




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


5.      Transfer of Restricted Securities..................................................  7
        5A.    General Provisions..........................................................  7
        5B.    Opinion Delivery............................................................  7
        5C.    Rule 144A...................................................................  8
        5D.    Legend Removal..............................................................  8

6.      Representations and Warranties of the Company; Covenants...........................  8
        6A.    Organization, Corporate Power and Licenses..................................  8
        6B.    Capital Stock and Related Matters...........................................  8
        6C.    Subsidiaries; Investments...................................................  9
        6D.    Authorization; No Breach....................................................  9
        6E.    Securities Laws............................................................. 10
        6F.    Financial Statements........................................................ 10
        6G.    Absence of Undisclosed Liabilities.......................................... 10
        6H.    Affiliated Transactions..................................................... 11
        6I.    No Material Adverse Change.................................................. 11
        6J.    Absence of Certain Developments............................................. 11
        6K.    Assets...................................................................... 12
        6L.    Tax Matters................................................................. 15
        6M.    Contracts and Commitments................................................... 16
        6N.    Intellectual Property Rights................................................ 18
        6O.    Litigation, etc............................................................. 19
        6P.    Brokerage................................................................... 19
        6Q.    Governmental Consent, etc................................................... 19
        6R.    Insurance................................................................... 19
        6S.    Employees................................................................... 19
        6T.    ERISA....................................................................... 20
        6U.    Compliance with Laws........................................................ 21
        6V.    Environmental and Safety Matters............................................ 22
        6W.    Disclosure.................................................................. 23
        6X.    Closing Date................................................................ 23
        6Y.    Reports with the Securities and Exchange Commission......................... 23

7.      Representations and Warranties of the Selling Shareholder.......................... 24
        7A.    The ARI Shares.............................................................. 24
        7B.    Authorization............................................................... 24
        7C.    Company Representations..................................................... 25
        7D.    Compliance with Laws........................................................ 25
        7E.    Ownership of Selling Shareholder............................................ 25
        7F.    Brokerage................................................................... 25
        7G.    Closing Date................................................................ 26

8.      Investors' Representations and Warranties.......................................... 26
        8A.    Investors' Investment Representations....................................... 26
        8B.    Brokerage................................................................... 26

                                       ii





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


        8C.    Governmental Consent, etc................................................... 26
        8D.    Closing Date................................................................ 27

9.      Definitions........................................................................ 27
        9A.    Definitions................................................................. 27

10.     Termination........................................................................ 30
        10A.   Conditions of Termination................................................... 30
        10B.   Effect of Termination....................................................... 30

11.     Miscellaneous...................................................................... 30
        11A.   Expenses.................................................................... 31
        11B.   Remedies.................................................................... 31
        11C.   Consent to Amendments....................................................... 31
        11D.   Successors and Assigns...................................................... 31
        11E.   Severability................................................................ 32
        11F.   Counterparts................................................................ 32
        11G.   Descriptive Headings; Interpretation........................................ 32
        11H.   Governing Law............................................................... 32
        11I.   Notices..................................................................... 32
        11J.   No Strict Construction...................................................... 34
        11K.   Indemnification............................................................. 34
        11L.   Further Assurances.......................................................... 38
        11M.   Consent to Jurisdiction..................................................... 39

Schedules and Exhibits

List of Exhibits
List of Disclosure Schedules


                                      iii




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




                            STOCK PURCHASE AGREEMENT

               THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of February 25, 1997 by and among Carrols Holdings Corporation, a Delaware corporation (the "Company"), Atlantic Restaurants, Inc., a Delaware corporation (the "Selling Shareholder" and, together with the Company, the "Sellers"), Madison Dearborn Capital Partners, L.P. and Madison Dearborn Capital Partners II, L.P. (together with Madison Dearborn Capital Partners, L.P., the
"Investors"). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 9 hereof.

               WHEREAS, the authorized capital stock of the Company includes 3,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of which 850,000 shares are issued and outstanding;

               WHEREAS, the Selling Shareholder owns beneficially and of record 850,000 of the outstanding shares of Common Stock; and

               WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Investors desire to acquire 283,334 shares of Common Stock from the Company and 283,333 shares of Common Stock from the Selling Shareholder.

               NOW, THEREFORE, the parties hereto agree as follows:

               Section 1.    Authorization and Closing.

               1A. Purchase and Sale of the Securities. At the Closing, the Company shall sell to the Investors, and subject to the terms and conditions set forth herein, the Investors shall purchase and acquire from the Company 283,334 shares of Common Stock (the "Company Shares") at a price of $108.2353 per share, and the Selling Shareholder shall sell to the Investors and, subject to the terms and conditions set forth herein, the Investors shall purchase and acquire from the Selling Shareholder 283,333 shares of Common Stock (the "ARI Shares" and, together with the Company Shares, the "Shares") at a price of $108.2353 per share.

               1B. The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kirkland & Ellis, 153 East 53rd Street, New York, New York, or at such other place as may be mutually agreeable to each of the parties hereto, commencing at 10:00 a.m. on the date which is five business days after the date on which the conditions to the Closing set forth in Section 2 and Section 3 have been satisfied or waived, or at such other time and on such other date as the parties hereto mutually agree. At the Closing, the Sellers shall deliver to the Investors: (i) stock certificates evidencing the Company Shares registered in such Investors' name; and (ii) stock certificates evidencing the ARI Shares, such certificates being duly endorsed or accompanied by duly executed forms of assignment.

               1C. Purchase Price. At the Closing, the Investors shall pay the purchase price for the Company Shares and the ARI Shares as follows:







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


                      (i) an amount equal to $30,666,740.49 by wire transfer of immediately available funds to an account or accounts designated by the Company; and

                      (ii) an amount equal to $30,666,632.25 by wire transfer of immediately available funds to an account or accounts designated by the Selling Shareholder.

               Section 2. Conditions of the Investors' Obligation at the Closing2. Conditions of the Investors' Obligation at the Closing. The obligation of the Investors to purchase and pay for the Company Shares and the ARI Shares at the Closing is subject to the satisfaction as of the Closing of the following conditions:

               2A. Representations and Warranties; Covenants. Subject to paragraphs 11K(iii)(a) and 11K(iii)(d) hereof, the representations and warranties contained in Section 6 and Section 7 hereof shall be true and correct in all material respects at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and the Company and the Selling Shareholder shall have performed in all material respects all of the covenants required to be performed by them hereunder prior to the Closing.

               2B. Registration Agreement. The Company, the Selling Shareholder, the Investors, Alan Vituli and certain management optionholders shall have entered into a registration agreement in form and substance as set forth in Exhibit A attached hereto (the "Registration Agreement"), and the Registration Agreement shall be in full force and effect as of the Closing.

               2C. Executive Options. The Company shall have entered into an Unvested Stock Option Agreement with each of Alan Vituli, Daniel T. Accordino, and Joseph A. Zirkman in form and substance set forth in Exhibit B1, Exhibit B2 and Exhibit B3 attached hereto, respectively. The Company shall have adopted the Carrols Holdings Corporation 1996 Long-Term Incentive Plan (the "1996 Plan") in form and substance set forth in Exhibit B4 attached hereto. The Company shall have entered into stock option agreements with each of Alan Vituli and Daniel T. Accordino pursuant to the 1996 Plan in form and substance set forth on Exhibit B5 and Exhibit B6 attached hereto, respectively. Each of the option agreements referred to in this paragraph 2C shall collectively be referred to herein as the "Executive Option Agreements."

               2D. Stockholders Agreement. The Company, the Selling Shareholder, the Investors, Alan Vituli and certain management optionholders shall have entered into a stockholders agreement in form and substance set forth in Exhibit C attached hereto (the "Stockholders Agreement"), and the Stockholders Agreement shall be in full force and effect as of the Closing. At the Closing, the Selling Shareholder shall surrender any and all stock certificates held by the Selling Shareholder on the date thereof to the Company so that such certificate(s) may be imprinted with the legends in substantially the form set forth in paragraph 8A hereof and paragraph 6 of the Stockholders Agreement.

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               2E.  Securities Law  Compliance.  The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Company Shares pursuant to this Agreement in compliance with such laws.

               2F. Loan Agreement. The Company and its Subsidiaries shall have entered into a loan agreement providing for one or more loan facilities in form and substance reasonably satisfactory to the Investors (together with all related agreements and instruments, the "Loan Agreement").

               2G. Employment Agreements. The Company shall have entered into a Second Amended and Restated Employment Agreement with each of Alan Vituli and
Daniel T. Accordino (the "Employment Agreements") in form and substance satisfactory to the Investors set forth in Exhibit D1 and Exhibit D2 attached hereto, respectively, and each of the Employment Agreements shall not have been amended or modified and shall be in full force and effect as of the Closing.

               2H. Third Party Consents and Approvals. The Company and the Selling Shareholder shall have received or obtained all third party and shareholder consents and approvals that are necessary for the consummation of the transactions contemplated hereby or that are required in order to prevent a breach of or default under, a termination or modification of, or acceleration of the terms of, any contract, agreement or document listed or described on the Schedules attached hereto, in each case on terms and conditions reasonably satisfactory to the Investors (including, without limitation, the approval of Burger King Corporation).

               2I.  Governmental  Consents  and  Approvals.  The Company and the
Selling Shareholder shall have received or obtained all governmental and regulatory consents and approvals that are necessary for the consummation of the transactions contemplated hereby, in each case on terms and conditions reasonably satisfactory to the Investors and, to the extent applicable, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act"), shall have expired or been terminated.

               2J. Purchase and Sale of the Securities. The sale of the Company Shares and the sale of the ARI Shares to the Investors shall have occurred simultaneously hereunder.

               2K. Key-Man Life Insurance. The Company shall have obtained a key-man life insurance policy on the life of Alan Vituli in the face amount of $10,000,000 which policy shall be in full force and effect as of the Closing. Such insurance shall name the Company as beneficiary and shall provide that such insurance policy may not be canceled unless the insurance carrier gives at least 30 days prior written notice of such cancellation to the Investors.

               2L. Execution by Bank. Bahrain International Bank, E.C. (the "Bank") shall have executed and delivered this Agreement, the Stockholders Agreement and the Registration Agreement.

               2M. Purchase of Shares by Alan Vituli, Daniel T. Accordino and Joseph A. Zirkman. Simultaneously with the consummation of sale of the ARI Shares and the Company

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



Shares to the Investors, Alan Vituli shall purchase 9,827 shares of Common Stock at a price of $101.7646 per share, Daniel T. Accordino shall purchase 860 shares of Common Stock at a price of $101.7646 per share and Joseph A. Zirkman shall purchase 123 shares of Common Stock at a price of $101.7646, each amount payable by wire transfer of immediately available funds.

               2N. Amendment of Certificate of Incorporation. The Company's Certificate of Incorporation shall have been amended to eliminate all authorized shares of nonvoting common stock and all stockholder preemptive rights therein.

               2O. Opinion of the Company's Counsel. The Investors shall have received from each of Schulte Roth & Zabel LLP and Joseph A. Zirkman, Esq., counsel for the Company, and Pryor, Cashman, Sherman & Flynn, counsel for the Selling Shareholder, an opinion with respect to the matters set forth in Exhibits E1, E2 and E3 attached hereto, respectively, which shall be addressed to the Investors, dated the date of the Closing and in form and substance satisfactory to the Investors.

               2P. Closing Documents. The Company shall have delivered to the Investors the documents listed in subparagraphs (i) through (vi) below and the Selling Shareholder shall have delivered to the Investors the documents listed in subparagraph (vii) below:

                      (i) an Officer's Certificate of the Company, dated the date of the Closing, stating that the conditions specified in Section 1 and paragraphs 2A through 2N, inclusive, have been fully satisfied;

                      (ii) certified copies of the resolutions duly adopted by the Company's board of directors authorizing the execution, delivery and performance of this Agreement, the Registration Agreement, the Stockholders Agreement and each of the other agreements contemplated hereby to which the Company is a party;

                      (iii) certified copies of the Company's Certificate of Incorporation and the Company's bylaws, each as in effect at the Closing;

                      (iv)  certified   copies  of  the  Loan   Agreement,   the
        Employment Agreements and the Executive Option Agreements, each in effect at the Closing;

                      (v) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including the waiver of all preemptive rights and rights of first refusal with respect to the issuance and sale of the Company Shares and ARI Shares hereunder);

                      (vi) such other documents relating to the transactions contemplated by this Agreement as the Investors or its counsel may reasonably request; and

                      (vii) an Officer's Certificate of the Selling Shareholder, dated the date of the Closing, stating that, with respect to the Selling Shareholder, the conditions set forth in paragraphs 2A, 2H, 2I, 2J and 2L have been fully satisfied, and certified copies of the resolutions duly adopted by the Selling Shareholder's board of directors and by the Bank's board of directors authorizing the execution, delivery and performance of this Agreement, the Registration Agreement, the Stockholders Agreement and each of the other agreements contemplated hereby to which the Selling Shareholder or the Bank, respectively, is a party.

               2Q. Proceedings. All corporate and other proceedings taken or required to be taken by the Company in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be satisfactory in form and substance to the Investors and their special counsel.

               2R. Waiver. Any condition specified in this Section 2 may be waived if consented to by the Investors; provided that no such waiver shall be effective against the Investors unless it is set forth in a writing executed by the Investors.

               2S. Fees and Expenses. At the Closing, the Company shall have reimbursed the Investors for the reasonable fees and expenses of their special counsel and all other expenses associated with their due diligence review of the Company and its Subsidiaries, and the Company shall have paid the Investors a transaction fee in the aggregate amount of $500,000.

               Section 3. Conditions of the Company's and Selling Shareholder's Obligations at the Closing3. Conditions of the Company's and Selling Shareholder's Obligations at the Closing. The obligations of the Company and the Selling Shareholder to sell the Company Shares and the ARI Shares, respectively, at the Closing are subject to the satisfaction as of the Closing of the following conditions:

               3A. Representations and Warranties. The representations and warranties contained in Section 8 hereof shall be true and correct in all material respects at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein.

               3B. Registration Agreement. The Company, the Selling Shareholder, the Investors, Alan Vituli and the other management optionholders shall have entered into the Registration Agreement, and the Registration Agreement shall be in full force and effect as of the Closing.

               3C. Stockholders Agreement. The Company, the Selling Shareholder, the Investors, Alan Vituli and the other management optionholders shall have entered into the Stockholders Agreement, and the Stockholders Agreement shall be in full force and effect as of the Closing.

               3D. Third Party Consents and Approvals. The Company and the Selling Shareholder shall have received or obtained all third party consents and approvals that are necessary for the consummation of the transactions contemplated hereby or that are required in order to prevent a breach of or default under, a termination or modification of, or acceleration of the terms of, any contract, agreement or document listed or described on the attached Contracts Schedule (all of which are listed on the Third Party Approval Schedule attached hereto), in each

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

case on terms and conditions reasonably satisfactory to the Company and the Selling Shareholder, as the case may be.

               3E. Governmental Consents and Approvals. The Company and the Selling Shareholder shall have received or obtained all governmental and regulatory consents and approvals that are necessary for the consummation of the transactions contemplated hereby (all of which are listed on the Governmental Approval Schedule), in each case on terms and conditions reasonably satisfactory to the Company and the Selling Shareholder, as the case may be, and to the extent applicable, the waiting period under the Hart-Scott-Rodino Act, have expired or been terminated.

               3F. Fees and Expenses. At the Closing, the Company shall have reimbursed the Selling Shareholder for the reasonable fees and expenses of their special counsel in connection with this transaction.

               Section 4.    Pre-closing Covenants

               4A. Company Covenants. Prior to the Closing,  the Company shall:

                      (i) provide the Investors' representatives with reasonable access during normal business hours to the employees, facilities and books and records of the Company and its Subsidiaries and allow the Investors' representatives to make copies of such books and records as reasonably requested;

                      (ii) provide the Investors with copies of monthly financial statements of the Company and its Subsidiaries promptly after preparation thereof and promptly provide any and all other information reasonably requested by the Investors;

                      (iii) promptly notify the Investors of any material adverse event or occurrence affecting the financial condition, operating results, assets, operations, business prospects, employee relations or customer or supplier relations of the Company and its Subsidiaries taken as a whole, and any other event or occurrence which would have a material adverse effect upon the consummation of the transactions contemplated hereby (including, without limitation, the filing of any lawsuit against the Company having such effect); and

                      (iv) cooperate with the Investors in connection with the consummation of the transactions contemplated hereby (including without limitation the filing of any forms and related materials as required by the Hart-Scott-Rodino Act) and use its reasonable best efforts to cause the closing conditions set forth in Sections 2 and 3 to be fully satisfied.

               4B. Selling Shareholder Covenants. Prior to the Closing, the Selling Shareholder shall cooperate with the Investors in connection with the consummation of the transactions contemplated hereby (including, without limitation, the filing of any forms and

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


related materials as required by the Hart-Scott-Rodino Act) and use its reasonable best efforts to cause the closing conditions set forth in Section 2 and 3 to be fully satisfied.

               4C. Investors' Covenant. Prior to the Closing, the Investors shall either file all forms and other materials required by the Hart-Scott-Rodino Act or deliver to the Company and the Selling Shareholder a written statement certifying that the Investors will have less than $10,000,000 of net sales and total assets (as determined under the Hart-Scott-Rodino Act) as of the date of the Closing.

               Section  5.  Transfer  of  Restricted  Securities.

               5A. General Provisions. Restricted Securities are transferable only pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available and (iii) subject to the conditions specified in paragraph 5B below, any other legally available means of transfer.

               5B. Opinion Delivery. In connection with the transfer of any Restricted Securities (other than a transfer described in paragraph 5A(i) or (ii) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in paragraph 8A. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this paragraph and paragraph 8A.

               5C. Rule 144A. Upon the request of the Investors, the Company shall promptly supply to the Investors or their prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

               5D. Legend Removal. If any Restricted Securities become eligible for sale pursuant to Rule 144(k), the Company shall, upon the request of the holder of such Restricted Securities (and, if necessary, an opinion of counsel reasonably satisfactory to the Company), remove the legend set forth in paragraph 8A from the certificates for such Restricted Securities.

               Section 6. Representations and Warranties of the Company; Covenants6. Representations and Warranties of the Company; Covenants. As a material inducement to the Investors to enter into this Agreement and purchase the Company Shares and the ARI Shares hereunder, the Company hereby represents and warrants that:

               6A. Organization, Corporate Power and Licenses. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. The Company possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's and each Subsidiary's charter documents and bylaws which have been furnished to the Investors' special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

               6B.   Capital  Stock  and  Related Matters.

               (i) As of the date hereof and, except as expressly contemplated by this Agreement, as of the Closing, the "Capitalization Schedule" correctly sets forth the authorized and outstanding capital stock of the Company and the name and number of shares of capital stock held by each stockholder of the Company. As of the Closing, except as set forth on the Capitalization Schedule, neither the Company nor any Subsidiary shall have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock rights. As of the Closing, neither the Company nor any Subsidiary shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock, any warrants, options or other rights to acquire its capital stock, or any obligation to make any payments with respect to any profit participation features of any of its capital stock, carried interest rights, stock appreciation rights, phantom stock rights or similar rights, except as set forth on the Capitalization Schedule and except pursuant to the Certificate of Incorporation and the Executive Option Agreements. As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

               (ii) Except as set forth in the Company's Certificate of Incorporation, as of the date hereof, there are no statutory or, to the best of the Company's knowledge, contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Common Stock hereunder. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock. To the best of the Company's knowledge, there are no agreements between the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs, except for the Stockholders Agreement.

               (iii) As of the Closing, upon the delivery thereof, all of the Company Shares shall be validly issued, fully paid and nonassessable and free and clear of any claims, liens, encumbrances, security interests, options, participation rights, appreciation rights, carried interest obligations, charges and restrictions of any kind ("Adverse Claims").

               6C. Subsidiaries; Investments. The attached "Subsidiary Schedule" correctly sets forth the name of each Subsidiary, the jurisdiction of its incorporation and the Persons owning the outstanding capital stock of such Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own its properties and to carry on its businesses as now being conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of business requires it to qualify. Except as set forth on the Subsidiary Schedule, all of the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable, and all such shares are owned by the Company or another Subsidiary free and clear of any Lien and not subject to any option or right to purchase any such shares. Except as set forth on the Subsidiary Schedule, neither the Company nor any Subsidiary owns or holds the right to acquire any shares of stock or any other security or interest in any other Person.

               6D. Authorization; No Breach. The execution, delivery and performance of this Agreement, the Registration Agreement, the Stockholders Agreement, the Loan Agreement and all other agreements contemplated hereby to which the Company is a party have been duly authorized by the Company. This Agreement, the Registration Agreement, the Stockholders Agreement, the Loan Agreement and all other agreements contemplated hereby to which the Company is a party each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. Except as set forth on the "Restrictions Schedule" attached hereto, the execution and delivery by the Company and the Selling Shareholder, as the case may be, of this Agreement, the Registration Agreement, the Stockholders Agreement, the Loan Agreement and all other agreements contemplated hereby to which the Company or the Selling Shareholder is a party, the offering, sale and issuance of the Common Stock and the fulfillment of and compliance with the respective terms hereof and thereof by the Company or the Selling Shareholder, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, or (vii) give rise to any Adverse Claim with respect to any of the Company's capital stock or other equity securities (or any securities convertible into or exchangeable for any shares of the Company's capital stock or other equity securities) under, the charter or bylaws of the Company or any Subsidiary, or any law, statute, rule or regulation to which the Company, any Subsidiary or the Selling Shareholder is subject, or any agreement (oral or written), instrument, order, judgment or decree to which the Company, any Subsidiary or the Selling Shareholder is subject.

               6E. Securities Laws. No consent, authorization, approval, permit, or order of or filing with any governmental or regulatory authority is required under current laws and regulations in connection with the execution and delivery of this Agreement or the offer, issuance, sale or delivery of the Company Shares or the ARI Shares, other than the qualification under applicable state securities laws, which qualification will, if required, be effected as a condition of the sales contemplated hereby.

               6F. Financial Statements. Attached hereto as the "Financial Statements Schedule" are the following financial statements:

                      (i) the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1993, 1994 and 1995, the related statements of income and cash flows (or the equivalent) for the respective twelve-month periods then ended; and

                      (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of September 30, 1996 (the "Latest Balance Sheet"), and the related statements of income and cash flows (or the equivalent) for the nine-month period then ended.

Each of the foregoing financial statements (including in all cases the notes thereto, if any) is complete in all material respects, is consistent with the books and records of the Company (which, in turn, are complete in all material respects) and has been prepared in accordance with generally accepted accounting principles, consistently applied, and presents fairly the consolidated financial condition, results of operations and cash flows of the Company and its Subsidiaries as of the dates and for the periods set forth therein, except for the absence of notes in the Latest Balance Sheet and subject to normal year-end audit adjustments for recurring accruals.

               6G. Absence of Undisclosed Liabilities. Except as set forth on the attached "Liabilities Schedule," the Company and its Subsidiaries do not have any obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing other than: (i) liabilities set forth on the Latest Balance Sheet (including any notes thereto), (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit), (iii) liabilities and obligations expressly disclosed in the other Schedules to this Agreement and (iv) liabilities and obligations under agreements, contracts and commitments not required to be disclosed on the Schedules hereto.

               6H. Affiliated Transactions. Except as set forth on the attached "Affiliated Transaction Schedule" and for employment agreements and stock option agreements between the Company and certain of its officers, to the Company's knowledge, no officer, director, employee, stockholder, or Affiliate of the Company or any individual related by blood, marriage, or adoption to any such individual or any entity in which such person or individual owns any beneficial interest, is a party to any material agreement, contract, commitment, or transaction with the Company or has any material interest in any property used by the Company or any Subsidiary.

               6I. No Material Adverse Change. Since the date of the Latest Balance Sheet, there has been no material adverse event or occurrence affecting the financial condition, operating results, assets, operations, business prospects, employee relations or customer or supplier relations of the Company and its Subsidiaries taken as a whole.

               6J. Absence of Certain Developments. Except as expressly contemplated by this Agreement or as set forth on the attached "Developments Schedule," since the date of the Latest Balance Sheet, neither the Company nor any Subsidiary have:

                      (a) issued any notes,  bonds or other debt  securities  or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities;

                      (b) borrowed any amount or incurred or become subject to any liabilities, except for current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business, and except for any sale/leaseback transactions entered into in the ordinary course of business between the date hereof and the Closing within the Board's current authorization;

                      (c)   discharged   or  satisfied  any  Lien  or  paid  any
        obligation or liability, other than current liabilities paid in the ordinary course of business;

                      (d) declared or made any payment or distribution of cash or other property to its stockholders with respect to its capital stock or other equity securities (except for regularly scheduled dividends on the Company's preferred stock in accordance with the Company's Certificate of Incorporation) or purchased or redeemed any shares of its capital stock or other equity securities (including, without limitation, any warrants, options or other rights to acquire its capital stock or other equity securities);

                      (e) mortgaged or pledged any of its properties or assets or subjected them to any Lien, except Liens for current property taxes not yet due and payable;

                      (f) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business, or canceled any debts or claims;

                      (g) sold, assigned or transferred any patents or patent applications, trademarks, service marks, trade names, corporate names, copyrights or copyright registrations, trade secrets or other intangible assets, or disclosed any proprietary confidential information to any Person;

                      (h) suffered any extraordinary losses or waived any rights of value, whether or not in the ordinary course of business or consistent with past practice;

                      (i) made capital expenditures or commitments therefor that aggregate in excess of $200,000, except for capital expenditures made in the ordinary course of business between the date hereof and the Closing;

                      (j) made any loans or advances to, guarantees for the benefit of, or any Investments in, any Persons in excess of $100,000 in the aggregate;

                      (k) made any charitable contributions or pledges in excess of $50,000 in the aggregate;

                      (l) suffered any damage, destruction or casualty loss exceeding in the aggregate $100,000, not covered by insurance;

                      (m) made any Investment in or taken steps to incorporate any Subsidiary;

                      (n) acquired any operating business or any assets outside of the ordinary course of business or entered any commitment to do so; or

                      (o) except for this Agreement or any other agreement contemplated hereby, entered into any other material transaction other than in the ordinary course of business.

               6K. Assets. Except as set forth on the attached "Assets Schedule," the Company and each Subsidiary have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet and except for Liens disclosed on the Latest Balance Sheet or 1995 audited consolidated balance sheet of the Company and its Subsidiaries (including any notes thereto) and Liens for current property taxes not yet due and payable. Except as described on the Assets Schedule, the Company's and each Subsidiary's buildings and other improvements, equipment and other tangible assets are in good operating condition in all material respects and are fit for use in the ordinary course of business. The Company and each Subsidiary own, or have a valid leasehold or other interest in, all assets necessary for the conduct of their respective businesses as presently conducted and as presently proposed to be conducted.

               (i) Owned Properties. The "Assets Schedule" sets forth a list of all owned real property (the "Owned Real Property") used by the Company or any Subsidiary in the operation of the Company's business. With respect to each such parcel of Owned Real Property except as disclosed on the Assets Schedule:
(a) the Company or one of its Subsidiaries has good and marketable fee simple title in such parcel, free and clear of all encumbrances; and (b) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any person the right of use or occupancy of any portion of such parcel.

               (ii) Leased Properties. The Assets Schedule sets forth a list of all of the leases and subleases ("Leases") in which the Company or any subsidiary has a leasehold and subleasehold interest (the "Leased Real
Property") (the Owned Real Property and the Leased Real Property are collectively referred to herein as the "Real Property"). Each of the Leases is in full force and effect and the Company holds a valid and existing leasehold or subleasehold interest under each of the Leases. The Company has made available to the Investors true, correct, complete and accurate copies of each of the Leases described in the Assets Schedule. With respect to each Lease listed on the Assets Schedule: (a) the Lease is legal, valid, binding, enforceable and in full force and effect; (b) the validity, binding nature and enforceability of the Lease shall not be adversely affected by the transaction contemplated hereby;
(c) neither the Company, nor to the Company's knowledge, any other party to the Lease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under the Lease; (d) no party to the Lease has repudiated any provision thereof; (e) the Lease has not been modified in any respect, except to the extent that such modifications are disclosed by the documents made available to the Investors' special counsel; and (f) except as set forth on the Assets Schedule, the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Lease.

               (iii) Real Property Disclosure. Except as disclosed on the Assets Schedule, there is no real property leased or owned by the Company or any subsidiary and used in the Company's business.

               (iv) No Proceedings. There are no pending or, to the Company's knowledge, threatened proceedings in eminent domain or other similar proceedings affecting any portion of the Real Property. There exists no writ, injunction, decree, order or judgment outstanding, nor any litigation, pending or to our knowledge threatened, relating to the ownership, lease, use, occupancy or operation by any person of the Real Property.

               (v) Current Use. The current use or occupancy of the Real Property does not violate in any material respect any instrument of record or agreement affecting such Real Property or any covenant, condition, restriction, easement, agreement or order of any governmental authority having jurisdiction over any of the Real Property. No damage or destruction has occurred with respect to any of the Real Property that, individually or in the aggregate, has had or resulted in, or will have or result in, a significant adverse effect on the operation of the Company's business.

               (vi) Condition and Operation of Improvements. All buildings and all components of all buildings, structures and other improvements included within the Owned Real Property (the "Improvements"), are in good condition and repair and are adequate to operate such facilities as currently used. To the best of the Company's knowledge and belief, there are no facts or conditions affecting any of the Improvements and the Leased Real Property which would, individually or in the aggregate, interfere in any significant respect with the use, occupancy or operation thereof as currently used, occupied or operated or intended to be used, occupied or operated. To the best of the Company's knowledge and belief, there are no structural deficiencies or latent defects affecting any Improvements. All water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Real Property are installed and operating and are sufficient to enable the Real Property to continue to be used and operated in the manner currently being used and operated. Each such utility or other service is provided by a public or private utility or service company and enters the Owned Real Property from an adjacent public street or valid private easement owned by the supplier of such utility or other service. Each Improvement has direct access to a public street adjoining the Real Property on which such Improvement is situated over the driveways and accessways currently being used in connection with the use and operation of such Improvement and no existing accessway crosses or encroaches upon any property or property interest not owned by the Company.

               (vii) Permits. All certificates of occupancy, permits, licenses, franchises, approvals and authorizations (collectively, the "Real Property Permits") of all governmental authorities having jurisdiction over the Real Property, required or appropriate to have been issued to the Company to enable the Real Property to be lawfully occupied and used for all of the purposes for which it is currently occupied and used, have been lawfully issued and are, as of the date hereof, in full force and effect, with no suspension, revocation or modification of any Real Property Permit pending or threatened.

               (viii) Compliance with Laws. The Real Property is in full compliance with all applicable building, zoning, subdivision, health and safety and other land use and similar laws affecting the Real Property (collectively, the "Real Property Laws"), and the Company has not received any notice of violation or claimed violation of any Real Property Law. There is no pending or, to the best knowledge of the Company, any anticipated change in any Real Property Law that will have or result in a significant adverse effect upon the ownership, alteration, use, occupancy or operation of the Real Properties or any portion thereof. Nothing in this paragraph 6K(viii) shall be deemed to apply to compliance with Environmental and Safety Requirements, which are covered by the representations and warranties set forth in paragraph 6V hereof.

               6L.   Tax Matters.

               (i) Except as set forth on the attached "Taxes Schedule": the Company and each Subsidiary have filed all Tax Returns which they are required to file under applicable laws and regulations; the Company and each Subsidiary have either paid all Taxes due and owing by them (whether or not such Taxes are required to be shown on a Tax Return) or accrued such Taxes on the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); the Company and each Subsidiary have withheld and paid over to the appropriate taxing authority all Taxes which they are required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party; neither the Company nor any Subsidiary has waived any statute of limitations with respect to any Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency; the accrual for Taxes on the Latest Balance Sheet would be adequate to pay all Tax liabilities of the Company and its Subsidiaries with respect to their current tax year if such year were treated as ending on the date of the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); since the date of the Latest Balance Sheet, the Company and its Subsidiaries have not incurred any liability for Taxes other than in the ordinary course of business; the assessment of any additional Taxes for periods for which Tax Returns have been filed by the Company and each Subsidiary shall not exceed the recorded liability therefor on the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); the federal income Tax Returns of the Company and its Subsidiaries have been audited and closed or otherwise are closed for all tax years through 1992; no foreign, federal, state or local tax audits or administrative or judicial proceedings are pending or being conducted with respect to the Company or any Subsidiary, no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority and no written notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority; there are no material unresolved questions or claims raised by a taxing authority concerning the Company's or any Subsidiary's Tax liability; and the Company and its Subsidiaries have net operating loss carryforwards for federal income Tax purposes as of December 31, 1996 of at least $25 million (ignoring for this purpose any limitations on the use of these net operating losses arising either out of the acquisition of the Company by the Selling Shareholder or out of the transactions contemplated by this Agreement).

               (ii) Neither the Company nor any of its Subsidiaries has made an election under 'SS'341(f) of the IRC. Neither the Company nor any Subsidiary is liable for the Taxes of another Person that is not a Subsidiary in a material amount under (a) Treas. Reg. 'SS' 1.1502-6 (or comparable provisions of state, local or foreign law), (b) as a transferee or successor, (c) by contract or indemnity or (d) otherwise. Neither the Company nor any Subsidiary is a party to any tax sharing agreement that includes any entity other than the Company or any Subsidiary. Neither the Company nor any Subsidiary has made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under IRC 'SS'280G.

               (iii)  "Tax"  or "Taxes" means  federal,  state,  county,  local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not. "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

               6M.   Contracts and Commitments.

               (i) Except as expressly contemplated by this Agreement or as set forth on the attached "Contracts Schedule" or the attached "Employee Benefits Schedule," neither the Company nor any Subsidiary is a party to or bound by any written or oral:

                      (a) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;

                      (b) contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $100,000 or contract relating to loans to officers, directors or Affiliates which, in the aggregate, exceed $50,000;

                      (c) contract under which the Company or Subsidiary has advanced or loaned any other Person amounts in the aggregate exceeding $50,000;

                      (d) agreement or indenture relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Company and its Subsidiaries;

                      (e) guarantee of any obligation in excess of $25,000 (other than by the Company of a Wholly-Owned Subsidiary's debts or a guarantee by a Subsidiary of the Company's debts or another Subsidiary's debts);

                      (f) lease or agreement under which the Company or any Subsidiary is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $50,000;

                      (g) other than as set forth on the Assets Schedule, lease or agreement under which the Company or any Subsidiary is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company or any Subsidiary;

                      (h) contract or group of related contracts with the same party or group of affiliated parties the performance of which involves consideration in excess of $100,00 per annum;

                      (i) assignment, license, indemnification or agreement with respect to any intangible property (including, without limitation, any Intellectual Property Rights) having a value in excess of $50,000;

                      (j) express warranties with respect to its services rendered or its products sold or leased;

                      (k) agreement under which it has granted any Person any registration rights (including, without limitation, demand and piggyback registration rights);

                      (l)    sales, distribution or franchise agreement;

                      (m) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world; or

                      (n)  any  other   agreement   which  is  material  to  its
        operations and business prospects and involves a consideration in excess of $50,000 annually.

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



               (ii) All of the contracts, agreements and instruments set forth on the Contracts Schedule are valid, binding and enforceable in accordance with their respective terms. The Company and each Subsidiary have performed all obligations required to be performed by them under the contracts, agreements and instruments listed on the Contracts Schedule and are not in default under or in breach of nor in receipt of any claim of default or breach under any contract, agreement or instrument listed on the Contracts Schedule; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Company or any Subsidiary under any contract, agreement or instrument to which the Company or any Subsidiary is subject; neither the Company nor any Subsidiary has any present expectation or intention of not fully performing all such obligations; and neither the Company nor any Subsidiary has knowledge of any breach or anticipated breach by the other parties to any contract, agreement, instrument or commitment listed on the Contracts Schedule.

               (iii)  The   Contracts  Schedule  shall  list  each  Burger  King
Franchise Agreement and shall disclose the termination date of each such agreement. The Company has neither any knowledge nor any reason to believe that any franchise agreement terminating within five years after the date of this Agreement will not, if so requested by the Company, be renewed on substantially similar terms and without a cost per restaurant in excess of $40,000 for the successor franchise fee payable to Burger King Corporation in connection with such renewal.

               (iv) The Company has made available to the Investors' special counsel a true and correct copy of each of the written instruments, plans, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements which are referred to on the Contracts Schedule, together with all amendments, waivers or other changes thereto.

               6N.   Intellectual Property Rights.

               (i) The attached "Intellectual Property Schedule" contains a complete and accurate list of all (a) patented or registered Intellectual
Property Rights owned or used by the Company or any Subsidiary, (b) pending patent applications and applications for registrations of other Intellectual Property Rights filed by the Company or any Subsidiary, (c) unregistered trade names and corporate names owned or used by the Company or any Subsidiary and (d) unregistered trademarks, service marks, copyrights, mask works and computer software owned or used by the Company or any Subsidiary. The Intellectual Property Schedule also contains a complete and accurate list of all licenses and other rights granted by the Company or any Subsidiary to any third party with respect to any Intellectual Property Rights and all licenses and other rights granted by any third party to the Company or any Subsidiary with respect to any Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights. The Company or one of its Subsidiaries owns all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights necessary for the operation of the businesses of the Company and its Subsidiaries as presently conducted free and clear of all Liens. The loss or expiration of any Intellectual Property Right or related group of Intellectual Property Rights owned or used by the Company or any Subsidiary has not had and would not reasonably be expected to have a material adverse effect on the conduct of the Company's and its Subsidiaries'

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


respective businesses, and no such loss or expiration is threatened, pending or reasonably foreseeable. The Company and its Subsidiaries have taken all necessary and desirable actions to maintain and protect the Intellectual Property Rights which they own. To the best of the Company's knowledge, the owners of any Intellectual Property Rights licensed to the Company or any Subsidiary have taken all necessary and desirable actions to maintain and protect the Intellectual Property Rights which are subject to such licenses.

               (ii)   Except as set forth on the Intellectual Property Schedule,
(a) the Company and its Subsidiaries own all right, title and interest in and to all of the Intellectual Property Rights listed on such schedule, free and clear of all Liens, (b) there have been no claims made against the Company or any Subsidiary asserting the invalidity, misuse or unenforceability of any of such Intellectual Property Rights, and there are no grounds for the same, (c) neither the Company nor any Subsidiary has received any notices of, and is not aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including, without limitation, any demand or request that the Company or any Subsidiary license any rights from a third party), and (d) the conduct of the Company's and each Subsidiary's business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons, nor would any future conduct as presently contemplated infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons. The transactions contemplated by this Agreement shall have no material adverse effect on the Company's or any Subsidiary's right, title and interest in and to the Intellectual Property Rights listed on the Intellectual Property Schedule.

               6O. Litigation, etc. Except as set forth on the attached "Litigation Schedule," there are no actions, suits, proceedings, orders, investigations or claims pending or, to the Company's knowledge, threatened against the Company or any Subsidiary (or to the Company's knowledge, pending or threatened against any of the officers, directors or key employees of the Company and its Subsidiaries with respect to the Company's or any Subsidiary's businesses or proposed business activities), or pending or threatened by the Company or any Subsidiary against any third party, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement); neither the Company nor any Subsidiary is subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Company's knowledge, any governmental investigations or inquiries (including, without limitation, inquiries as to the qualification to hold or receive any license or permit); and, to the Company's knowledge, there is no basis for any of the foregoing.

               6P. Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company or any Subsidiary. The Company shall pay, and hold the Investors harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

               6Q. Governmental Consent, etc. Except for any filings required to be made pursuant to the Hart-Scott-Rodino Act, no permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby, except as expressly contemplated herein or in the exhibits hereto.

               6R. Insurance. The attached "Insurance Schedule" contains a description of each insurance policy maintained by the Company and its Subsidiaries with respect to its properties, assets and businesses, and each such policy is in full force and effect as of the Closing. Neither the Company nor any Subsidiary is in default with respect to its obligations under any insurance policy maintained by it. The insurance coverage of the Company and its Subsidiaries is customary for corporations of similar size engaged in similar lines of business. Except as set forth on the Insurance Schedule, the Company and its Subsidiaries do not have any self-insurance or co-insurance programs.

               6S. Employees. Except as set forth on the attached "Employee Schedule," the Company is not aware that any executive or key employee of the Company or any Subsidiary or any group of employees of the Company or any Subsidiary has any plans to terminate employment with the Company or any Subsidiary. The Company and each Subsidiary have complied in all material respects with all laws relating to the employment of labor (including, without limitation, provisions thereof relating to wages, hours, equal opportunity, sexual harassment, collective bargaining and the payment of social security and other taxes), and the Company is not aware that it or any Subsidiary has any material labor relations problems (including, without limitation, any union organization activities, threatened or actual strikes or work stoppages or material grievances). Neither the Company, its Subsidiaries nor, to the Company's knowledge after due inquiry, any of their employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of the Company and its Subsidiaries, except for agreements between the Company and its present and former employees, those certain Franchise Agreements between Burger King Corporation and the Company or any of its Subsidiaries and those agreements set forth on the attached Employee Schedule.

               6T.   ERISA.

               (i)    Multiemployer   Plans.  The  Company  does  not  have  any
obligation to contribute to (or any other liability, including current or potential withdrawal liability, with respect to) any Multiemployer Plan.

               (ii) Retiree Welfare Plans. Except as set forth on the attached Employee Benefits Schedule, the Company does not maintain or have any obligation to contribute to (or any other liability with respect to) any Employee Benefit Plan or arrangement whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retired or terminated employees (except for limited continued medical benefit coverage required to be provided under Section 4980B of the IRC or as required under applicable state law).

               (iii) Defined Benefit Plans. The Company does not maintain, contribute to or have any liability under (or with respect to) any employee plan which is a Defined Benefit Plan, whether or not terminated.

               (iv) Defined Contribution Plans. The Company does not maintain, contribute to or have any liability under (or with respect to) any employee plan which is a Defined Contribution Plan, whether or not terminated, other than the Carrols Corporation Corporate Division Employee Savings Plan (the "Profit Sharing Plan").

               (v) Other Plans. Except as set forth in the "Employee Benefits Schedule", the Company does not maintain, contribute to or have any liability under (or with respect to) any Employee Benefit Plan or arrangement providing benefits to current or former employees, including any bonus plan, plan for deferred compensation, employee health or other welfare benefit plan or other arrangement, whether or not terminated.

               (vi) Each Employee Benefit Plan and all related trusts, insurance contracts, and funds have been maintained, funded and administered in compliance with applicable laws and regulations, including but not limited to ERISA and the IRC. None of the Company, any trustee or administrator of any Employee Benefit Plan, or any other person has engaged in any transaction with respect to any Plan which would reasonably subject the Company, or any trustee or administrator of any Employee Benefit Plan, or any party dealing with any Employee Benefit Plan, or the Investors to any tax or penalty imposed by ERISA or the IRC. To the Company's knowledge, no actions, suits, claims, complaints, charges, proceedings, hearings, investigations, or demands with respect to the Plans (other than routine claims for benefits) are pending or threatened, and the Company has no knowledge of any facts which could reasonably give rise to or reasonably be expected to give rise to any actions, suits, claims, complaints, charges, proceedings, hearings, investigations or demands.

               (vii)  Each   Employee  Benefit  Plan  that  is  intended  to  be
qualified under Section 401(a) of the IRC, and each trust forming a part thereof, has received a favorable determination letter from the IRS as to the qualification under the IRC of such Plan and the tax-exempt status of such related trust and nothing has occurred since the date of such determination letter that would adversely affect the qualification of such Plan or the tax-exempt status of such related trust.

               (viii) No underfunded Defined Benefit Plan has been, during the five years preceding the Closing Date, transferred out of the Controlled Group of Companies of which the Company is a member or was a member during such five-year period.

               (ix) As of the Closing Date, all required or recommended payments, premiums, contributions, reimbursements or accruals with respect to any Employee Benefit Plan for all periods ending prior to or as of the Closing Date shall have been made or properly accrued. No Employee Benefit Plan has any material unfunded liabilities.

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




               (x) With respect to each Employee Benefit Plan, the Company has provided the Investors with true, complete and correct copies, to the extent applicable, of (A) all documents pursuant to which the Plans are maintained, funded and administered, (B) the two most recent annual reports (Form 5500 series) filed with the IRS (with attachments), (C) the two most recent actuarial reports, (D) the two most recent financial statements, (E) all governmental rulings, determinations, and opinions (and pending requests for governmental rulings, determinations and opinions), and (F) the most recent valuation of the present and future obligations under each Employee Benefit Plan that provides post-retirement or post-employment health, life insurance, accident or other "welfare-type" benefits.

               (xi) For purposes of this paragraph 6T, the term "Company" includes all organizations under common control with the Company pursuant to
Section 414(b) or (c) of the IRC.

               6U. Compliance with Laws. Except as set forth on the attached "Compliance Schedule", neither the Company nor any Subsidiary has violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have an adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole, and neither the Company nor any Subsidiary has received notice of any such violation, and neither the Company nor any Subsidiary has violated any health code regulations or requirements, and neither the Company nor any Subsidiary has received notice of any such violation. Nothing in this paragraph 6U shall be deemed to apply to compliance with Environmental and Safety Requirements, which are covered by the representations and warranties set forth in paragraph 6V hereof.

               6V.   Environmental and Safety Matters.

               (i) For purposes of this Agreement, the term "Environmental and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including, without limitation, all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, containment or cleanup of any Hazardous Materials; "Hazardous Materials" shall include (a) any element, compound, or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical hazardous waste, medical waste, biohazardous or infectious waste, special waste, or solid waste under Environmental and Safety Requirements, (b) petroleum, petroleum-based or petroleum-derived products, (c) polychlorinated biphenyls and
(d) asbestos-containing materials; "Release" shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"); "Environmental Claims" shall include any complaint, summons, citation, notice of violation, notice of potential liability, directive, order, claim, litigation, investigation, proceeding, judgement, letter or other communication from any

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



governmental agency, department, bureau, office or other authority, or any third party involving violations of Environmental and Safety Requirements or Releases of Hazardous Materials; "Environmental Liabilities" shall mean any monetary obligations, losses, liabilities (including strict liability), damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable out-of-pocket costs for environmental site assessments, remedial investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any Environmental Claim filed by any Governmental Authority or any third party which relate to any violations of Environmental and Safety Requirements, Remedial Actions, Releases or threatened Releases of Hazardous Materials; and "Remedial Action" means all actions taken to clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the environment, prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the environment, perform pre-remedial studies and investigations and post-remedial operation and maintenance activities, or any other actions authorized by 42 U.S.C. 9601.

              (ii) Except as set forth on the attached "Environmental Schedule":

                      (a) the Company and its Subsidiaries have complied with and are currently in compliance with all Environmental and Safety Requirements, and neither the Company nor its Subsidiaries have received any Environmental Claims relating to the Company or its Subsidiaries or any of their properties or facilities;

                      (b) without limiting the generality of the foregoing, the Company and its Subsidiaries have obtained and complied with, and are currently in compliance with, all permits, licenses and other authorizations that may be required pursuant to any Environmental and Safety Requirements for the occupancy of their properties or facilities or the operation of their businesses;

                      (c) neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations on the Company and its Subsidiaries for site investigation or cleanup, or notification to or consent of any government agencies or third parties under any Environmental and Safety Requirements (including, without limitation, any so called "transaction-triggered" or "responsible property transfer" laws and regulations);

                      (d) neither the Company nor any of its Subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or Released any substance (including, without limitation, any hazardous substance) or owned, occupied or operated any facility or property, so as to give rise to liabilities of the Company or its Subsidiaries for response costs, natural resource damages or attorneys fees pursuant to CERCLA, or any other Environmental and Safety Requirements; and

                      (e) neither the Company nor any of its Subsidiaries has, contractually assumed or undertaken any Remedial Action, obligation or Environmental Liability of any other Person relating to any Environmental and Safety Requirements.

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




               6W. Disclosure. Neither this Agreement nor any of the exhibits, schedules or attachments hereto nor any certificate delivered by the Company hereunder contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. There is no confidential or nonpublic fact which the Company has not disclosed to the Investors in writing and of which any of its officers, directors or executive employees is aware and which has had or would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of the Company and its Subsidiaries taken as a whole.

               6X. Closing Date. The representations and warranties of the Company contained in this Section 6 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any certificate delivered by, or on behalf of, the Company to the Investors pursuant to this Agreement or any schedule hereto shall be true and correct on the date of the Closing as though then made, except as affected by the transactions expressly contemplated by this Agreement.

               6Y. Reports with the Securities and Exchange Commission. The Company has made available to the Investors and the Investors' special counsel complete and accurate copies of its Form 10-K for its three most recent fiscal years, all other reports or documents required to be filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since the filing of the most recent Form 10-K. Such filings do not contain any material false statements or any misstatement of any material fact and do not omit to state any fact necessary to make the statements set forth therein not misleading. The Company has made all filings with the Securities and Exchange Commission which it is required to make, and the Company has not received any request from the Securities and Exchange Commission to file any amendment or supplement to any of the current or pending filings described in this paragraph.

               Section 7. Representations and Warranties of the Selling Shareholder7. Representations and Warranties of the Selling Shareholder. As a material inducement to the Investors to enter into this Agreement, the Selling Shareholder hereby represents and warrants to the Investors that:

               7A. The ARI Shares. As of the date of this Agreement and immediately prior to the Closing, the Selling Shareholder is, and will be (as the case may be), the record and beneficial owner of 850,000 shares of Common Stock of the Company. Such shares have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Selling Shareholder free and clear of any Adverse Claims. Upon delivery to the Investors at the Closing of certificates representing the ARI Shares, such certificates being duly endorsed or accompanied by duly executed forms of assignment, and upon receipt by the Selling Shareholder of the purchase price for the ARI Shares, good and valid title to the ARI Shares shall pass to the Investors, free and clear of any Adverse Claims (regardless of any knowledge the Investors have of any Adverse Claims or potential Adverse Claims). The Selling Shareholder has neither entered into nor violated any agreement, written or oral, that would create any rights, or would give rise to any Adverse Claims or potential Adverse Claims, in any shares held by the Selling Shareholder as of the date of this Agreement and immediately prior to the Closing Date, or that

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



would result in any loss, liability or damage with respect to the Company or any of its Subsidiaries.

               7B. Authorization. Each of the Selling Shareholder and the Bank has full power and authority to enter into this Agreement and the other agreements, instruments, documents and certificates to be executed and delivered by Selling Shareholder or the Bank, respectively, pursuant hereto and to consummate the transactions contemplated hereby. All acts and other proceedings required to be taken by the Selling Shareholder or the Bank to authorize the execution, delivery and performance of this Agreement, the Registration Agreement, the Stockholders Agreement, and all other agreements contemplated hereby to which the Selling Shareholder or the Bank is a party, and the consummation of the transactions contemplated hereby have been (or in the case of the Bank, prior to the Closing will be) duly and properly taken and each of such agreements constitutes a valid and binding agreement of the Selling Shareholder and the Bank, respectively, enforceable in accordance with their terms. The execution and delivery by the Selling Shareholder and the Bank of this Agreement, the Registration Agreement, the Stockholders Agreement, and all other agreements contemplated hereby to which the Selling Shareholder or the Bank is a party do not and shall not (i) conflict with or result in a breach of terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Selling Shareholder's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, or
(vii) give rise to any Adverse Claim with respect to any of the Company's capital stock (other than the ARI Shares) or other equity securities (or any securities convertible into or exchangeable for any shares of the Company's capital stock or other equity securities) under, the charter or bylaws of the Selling Shareholder or the Bank, or any law, statute, rule or regulation to which the Selling Shareholder or the Bank is subject, or any agreement (oral or written), instrument, order, judgment or decree to which the Selling Shareholder or the Bank is subject.

               7C. Company Representations. To the Selling Shareholder's actual knowledge (other than with respect to representations and warranties of the Company contained in paragraphs 6B, 6D and 6P hereof) all of the representations and warranties contained in Section 6 are true and correct in all material respects on the date of this Agreement and shall be true and correct in all material respects on the Closing Date.

               7D. Compliance with Laws. Neither the Selling Shareholder nor any of its Affiliates has violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have an adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries or any effect on its ownership of the Company and its Subsidiaries taken as a whole, and the Selling Shareholder has not received notice of any such violation. Neither the Selling Shareholder nor any of its Affiliates is subject to, or has any reason to believe it may be subject to, any liability or corrective or remedial obligation arising under any federal, state, local or foreign law, rule or regulation (including the common law) relating to or regulating securities, currency, banking, or exchange controls affecting the Company or the Selling Shareholder's ownership of the Company and its Subsidiaries.

               7E.  Ownership of Selling  Shareholder.  BIB (Bermuda)  Holdings,
Ltd. and certain executive employees and directors of the Bank and its Affiliates own in the aggregate 100% of the issued and outstanding capital stock of the Selling Shareholder (provided that such employees and directors do not own more than 20% of the issued and outstanding capital stock of the Selling Shareholder nor more than 20% of the voting power of the Selling Shareholder), and the Bank owns 100% of the issued and outstanding capital stock of BIB (Bermuda) Holdings, Ltd. and Dilmun Financial Services.

               7F. Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Selling Shareholder or any of its Affiliates. The Selling Shareholder shall pay, and hold the Company and the Investors harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

               7G. Closing Date. The representations and warranties of the Selling Shareholder contained in this Section 7 and elsewhere in this Agreement shall be true and correct in all material respects on the date of the Closing as though then made.

               Section 8. Investors' Representations and Warranties.

               8A. Investors' Investment Representations. Each of the Investors hereby represents that it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent the Investors and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 5 hereof. Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following form:

        "The securities represented by this certificate were originally issued on _________, 1997, and have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Stock Purchase Agreement, dated as of February 25, 1997, and as amended and modified from time to time, between the issuer (the "Company") and certain investors, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

               8B. Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Investors. The Investors shall pay, and hold the Company and the Selling Shareholder harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

               8C. Governmental Consent, etc. No permit, consent, approval or authorization of, or declaration to or filing with any governmental authority is required in connection with the execution, delivery and performance by the Investors of this Agreement or the other agreements contemplated hereby, or the consummation by the Investors of any other transactions contemplated hereby or thereby, except as expressly contemplated herein or in the exhibits hereto, and except for the filings required to be made pursuant to the Hart-Scott-Rodino Act.

               8D. Closing Date. The representations and warranties of the Investors herein shall be true and correct in all material respects on the date of the Closing as though then made.

               9.   Definitions.

               9A.  Definitions.   For  the  purposes  of  this  Agreement,  the
following terms have the meanings set forth below:

               "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

               "Adverse Claims" shall have the meaning set forth in paragraph 6B(iii).

               "Controlled  Group of  Companies"  has the  meaning set  forth in
Section 414 of the IRC.

               "Defined  Benefit  Plan"  shall  have the  meaning  set  forth in
Section 3(35) of ERISA.

               "Defined  Contribution  Plan" shall have the meaning set forth in
Section 3(34) of ERISA.

               "Employee Benefit Plan" means any (a) qualified or nonqualified Employee Pension Benefit Plan, (b) Employee Welfare Benefit Plan, or (c) fringe benefit plan, policy, program and arrangement, whether or not subject to ERISA and whether or not funded.

               "Employee Pension Benefit Plan" shall have the meaning set forth in Section 3(2) of ERISA.

               "Employee Welfare Benefit Plan" shall have the meaning set forth in Section 3(1) of ERISA.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               "Indebtedness"  means at a particular time, without  duplication,
(i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business), (iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse), (vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, and (vii) any indebtedness secured by a Lien on a Person's assets.

               "Intellectual Property Rights" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information,
(vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

               "Investment" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

               "IRC" means the Internal Revenue Code of 1986, as amended, and any reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

               "IRS" means the United States Internal Revenue Service.

               "Liens" means any mortgage, pledge, security interest, encumbrance, lien, covenant, condition, restriction or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company, any Subsidiary or any Affiliate, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company or any Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

               "Multiemployer Plan" shall have the meaning set forth in Section 3(37) of ERISA.

               "Officer's Certificate" means a certificate signed by the Company's or the Selling Shareholder's, as the case may be, president or its chief financial officer on behalf of the Company or the Selling Shareholder, as the case may be, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and
(ii) to such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

               "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

               "Public Sale" means any sale of securities to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

               "Restricted Securities" means Common Stock issued pursuant to this Agreement. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or
(c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in paragraph 8A have been delivered by the Company in accordance with paragraph 5B. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in paragraph 8A.

               "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

               "Securities and Exchange Commission" includes any governmental body or agency succeeding to the functions thereof.

               "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

               "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

               "Treasury Regulations" means the United States Treasury Regulations promulgated under the IRC, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

               Section 10. Termination.

               10A. Conditions of Termination. This Agreement may be terminated at any time prior to the Closing:

               (i) by the mutual written consent of the Company, the Selling Shareholder and the Investors;

               (ii) by the Investors if there has been a material misrepresentation, material breach of warranty or material breach of a covenant by the Company or the Selling Shareholder in the representations and warranties or covenants set forth in this Agreement or the Schedules and Exhibits attached hereto, which in the case of any breach of covenant has not been cured within ten days after written notification thereof by the Investors to the Company and the Selling Shareholder; or

               (iii) by the Investors, the Selling Shareholder or the Company if the transactions contemplated hereby have not been consummated by April 30, 1997; provided that the party electing termination pursuant to this subparagraph
(iii) is not in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the Schedules and Exhibits attached hereto.

        In the event of termination by either the Investors, the Company or the Selling Shareholder pursuant to this paragraph 10A, written notice thereof (describing in reasonable detail the basis therefor) shall forthwith be delivered to the other parties hereto.

               10B. Effect of Termination. In the event of termination of this Agreement by either the Investors, the Company or the Selling Shareholder as provided above, this Agreement shall forthwith become void and of no further force and effect, except that the covenants and agreements set forth in paragraphs 10B and Section 11 shall survive such termination indefinitely, and except that nothing in paragraph 10A or this paragraph 10B shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by another party of its obligations under this Agreement.

               11.   Miscellaneous.

               11A. Expenses. The Company shall pay, and hold the Investors and all holders of Common Stock harmless against liability for the payment of (i) the reasonable fees and expenses of their special counsel arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement which shall be payable at the Closing or, if the Closing does not occur for any reason other than as a result of material breach by the Investors of any of their representations, warranties or covenants contained in this Agreement, upon the termination of this Agreement, payable upon demand, (ii) the reasonable fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the agreements contemplated hereby and the Certificate of Incorporation, (iii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any shares of Common Stock, (iv) the reasonable fees and expenses incurred with respect to the enforcement of the rights granted under this Agreement, the agreements contemplated hereby, and the Certificate of Incorporation, (v) the reasonable fees and expenses incurred by each such Person in any filing with any governmental agency with respect to its investment in the Company or in any other filing with any governmental agency with respect to the Company which mentions such Person, including, but not limited to, any filings required to be made under the Hart-Scott-Rodino Act and
(vi) the reasonable fees and expenses incurred by the Investors in connection with their business, legal and accounting due diligence review of the Company and negotiation of all legal documents.

               11B. Remedies. The Investors shall have all rights and remedies set forth in this Agreement, the Certificate of Incorporation and all rights and remedies which holders of Common Stock have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

               11C. Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of a majority of the Shares purchased hereunder. No other course of dealing between the Company and the holder of any of the Shares purchased hereunder or any delay in exercising any rights hereunder or under the Certificate of Incorporation shall operate as a waiver of any rights of any such holders. Notwithstanding the foregoing, no waiver or amendment which would adversely affect the Selling Shareholder shall be made without the prior written consent of the Selling Shareholder.

               11D. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not; provided that prior to the Closing, no party hereto may assign its rights or delegate its duties hereunder without the prior written consent of the other parties hereto and no holder of Common Stock purchased hereunder shall assign its rights hereunder except in connection with a sale or other transfer of the Common Stock (other than in a Public Sale); provided further, that such rights are not assignable to more than five (5) assignees in total who are not Affiliates of the Investors or the Selling Shareholder. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the Investors' benefit as purchasers or holders of Common Stock are also for the benefit of, and enforceable by, any subsequent holder of such Common Stock (other than in a Public Sale).

               11E. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

               11F. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

               11G.  Descriptive  Headings;   Interpretation.   The  descriptive
headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

               11H. Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights and obligations of the Company and its stockholders. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

               11I. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Investors at the address and to the Company at the addresses indicated below:

               Notices to the Company:

               Carrols Holdings Corporation
               James Street
               Syracuse, NY 13203
               Attn: Joseph A. Zirkman, Esq.

               With copies (which shall not constitute notice) to:

               Schulte Roth & Zabel LLP
               Third Avenue
               New York, NY 10022
               Attn: Andre Weiss, Esq.

               Notices to Investors:

               Madison Dearborn Capital Partners, L.P.
               Three First National Plaza
               Suite 1330
               Chicago, IL 60602
               Attn:  Benjamin D. Chereskin, Robin P. Selati
                      and William J. Hunckler III

               Madison Dearborn Capital Partners II, L.P.
               Three First National Plaza
               Suite 1330
               Chicago, IL 60602
               Attn:  Benjamin D. Chereskin, Robin P. Selati
                      and William J. Hunckler III

               With copies (which shall not constitute notice) to:

               Kirkland & Ellis
               East Randolph Drive
               Suite 5700
               Chicago, IL 60601
               Attn: Edward T. Swan, Esq.

               Notices to Selling Shareholder:

               Atlantic Restaurants, Inc.
               c/o Dilmun Investments, Inc.
               Metro Center
               One Station Place
               Stamford, CT 06902
               Attn : Paul Durrant

               With copies (which shall not constitute notice) to:

               Pryor, Cashman, Sherman, and Flynn
               Park Avenue, 10th Floor
               New York, NY 10022
               Attn: Selig Sacks, Esq.

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

               11J. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

               11K. Indemnification. Subject to 11K(iii)(h) below, all representations and warranties contained herein or made in any certificate or other writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by the Investors or on their behalf.

               (i) Company's Indemnification Obligation. Subject to the limitations set forth in paragraph (iii) below, in consideration of the Investors' execution and delivery of this Agreement and acquiring the Company Shares and the ARI Shares hereunder, and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investors and all of their respective officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) the inaccuracy of any representation or warranty made by the Company in this Agreement or in any certificate delivered by the Company to any of the Indemnitees pursuant to this Agreement, or (b) the failure of the Company to comply with any of its covenants under this Agreement or in any certificate delivered by the Company to any of the Indemnities pursuant to this Agreement. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

               (ii) Selling Shareholder's Indemnification Obligation. Subject to the limitations set forth in paragraph (iii) below, in consideration of the Investors' execution and delivery of this Agreement and acquiring the Company Shares and the ARI Shares hereunder and in addition to all of the Selling Shareholder's other obligations under this Agreement, the Selling Shareholder shall defend, protect, indemnify and hold harmless the Investors and their respective officers, directors, employees and agents (including, without limitation, those retained in connection with transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification is sought), and including reasonable attorneys' fees and disbursements (the
"Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to the inaccuracy of any representation or warranty made by the Selling Shareholder in this Agreement or in any certificate delivered by the Selling Shareholder to any of the Indemnitees pursuant to this Agreement. To the extent that the foregoing undertaking by the Selling Shareholder may be unenforceable for any reason, the Selling Shareholder shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

               (iii)  Conditions of Indemnification.

               (a) Except as set forth in paragraph (c) below, none of the Company's representations, warranties or covenants in this Agreement shall be deemed to have been breached for purposes of paragraph 2A except to the extent that (x) any individual breach has resulted in or could reasonably be expected to result in an Indemnified Liability exceeding $20,000 and (y) the total amount of Indemnified Liabilities that have resulted, and could reasonably be expected to result, from all breaches identified in (x) would exceed $3 million in the aggregate.

               (b) Except as set forth in paragraph (c) below, the Company shall only be liable to the Investors for any Indemnified Liabilities arising under paragraph 11K(i) to the extent that (x) the amount of any individual Indemnified Liability exceeds $20,000 and (y) the total amount of all Indemnified Liabilities identified in (x) exceeds $3 million in the aggregate, in

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




which case the Company shall be liable to the Investors for all Indemnified Liabilities from the first dollar.

               (c) The foregoing limitations set forth in clauses (a) and (b) shall not apply to (x) any inaccuracy of any representation or warranty contained in paragraphs 6A, 6B, 6D and 6P or (y) any Indemnified Liability resulting from any Adverse Claim with respect to the record or beneficial ownership of ARI Shares, the Company Shares or any other shares of the Company held by the Selling Shareholder.

               (d) Except as set forth in paragraph (f) below, none of the Selling Shareholder's representations or warranties set forth in paragraph 7C shall be deemed to have been breached for purposes of paragraph 2A, except to the extent that (x) any individual breach has resulted in or could reasonably be expected to result in an Indemnified Liability exceeding $20,000 and (y) the total amount of Indemnified Liabilities that have resulted, and could reasonably be expected to result, from all breaches identified in (x) would exceed $3 million in the aggregate.

               (e) Except as set forth in paragraph (f) below, the Selling Shareholder shall only be liable to the Investors for any Indemnified Liabilities arising under paragraph 11K(ii) with respect to a breach of paragraph 7C hereof to the extent that (x) the amount of any individual Indemnified Liability exceeds $20,000 and (y) the total amount of all Indemnified Liabilities identified in (x) exceeds $3 million in the aggregate, in which case the Selling Shareholder shall be liable to the Investors for all Indemnified Liabilities from the first dollar.

               (f) The foregoing limitation set forth in clause (d) and (e) shall not apply to (x) a breach of paragraph 7C that relates to any inaccuracy of any representation or warranty contained in paragraphs 6A, 6B, 6D and 6P or
(y) any Indemnified Liability resulting from any Adverse Claim with respect to the ownership of ARI Shares, the Company Shares or any other shares of the Company held by the Selling Shareholder.

               (g) Notwithstanding any other provision contained in this paragraph 11K, in the event that the representations and warranties contained in paragraph 7C (other than with respect to the inaccuracy of any representation or warranty contained in paragraph 6B, 6D or 6P) hereof are breached, the Selling Shareholder shall only be required to indemnify the Investors and the other Indemnitees for one-half (1/2) of the total Indemnified Liabilities of the Indemnitees as a result of such breach and the corresponding breach under
Section 6 pursuant to paragraphs 11K(i) and (ii) above subject to an aggregate cap of $30,666,632.25 on the Selling Shareholder's overall indemnification obligation pursuant to paragraph 11K(ii) with respect to paragraph 7C (other than with respect to the breach or inaccuracy of any representation or warranty contained in paragraph 6B, 6D (to the extent that such breach or inaccuracy (i) pertains to the title to, ownership of, or other rights with respect to, the Company's capital stock or other equity securities including, but not limited to, the ARI Shares and the Company Shares, and (ii) impairs or affects the value thereof or the right to realize the value thereof) or 6P) above; provided, however, that nothing contained in this paragraph 11K(iii)(g) shall in any way limit the Company's liability or indemnification obligations under paragraph 11K(i) except to the extent



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



that the Investors have recovered any amounts from the Selling Shareholder as a result of such breach and the corresponding breach under Section 6.

               (h) Any claim based upon the breach of any representation or warranty contained in Section 6, 7 or 8 must be made to the breaching party in writing prior to the later of (i) April 1, 1998 or (ii) fifteen (15) days after delivery to the Investors by the Company of its 1997 audited financial statements pursuant to Section 5 of the Stockholders Agreement; provided that
(A) any claim based upon the breach of any representation or warranty contained in paragraphs 6L, 6U, 6V or 7C (with respect to the inaccuracy of any representation or warranty contained in paragraphs 6L, 6U and 6V) must be made to the Company or the Selling Shareholder (as the case may be) in writing prior to the third anniversary of the Closing and (B) there shall be no time limit for claims made for a breach of the representations and warranties contained in paragraphs 6A, 6B, 6P, 7A, 7B, 7C (with respect to the inaccuracy of any representation or warranty contained in paragraph 6B), 7D, 7E, 7F and the first two sentences of 6D.

               (i) Notwithstanding anything to the contrary contained in this paragraph 11K, each of the Company and the Selling Shareholder shall be jointly and severally liable to the Investors with respect to any Indemnified Liability arising out of, or as a result of, the breach or inaccuracy of any representation or warranty contained in paragraph 6B, 6D (to the extent that such breach or inaccuracy (i) pertains to the title to, ownership of, or other rights with respect to, the Company's capital stock or other equity securities including, but not limited to, the ARI Shares and the Company Shares, and (ii) impairs or affects the value thereof or the right to realize the value thereof) or 6P hereof.

               (iv) Adjustment to Purchase Price. If the Indemnitees recover Indemnified Liabilities from the Company under paragraph 11K(i) with respect to a breach of any representations or warranties contained in Section 6 hereof or in any certificate delivered by the Company to any Indemnitee pursuant to this Agreement and the Indemnitees do not have any right to recover any Indemnified Liabilities with respect to such breach from the Selling Shareholder (or indirectly the Bank) under paragraphs 11K(ii) and (iii), then notwithstanding anything to the contrary contained in this paragraph 11K, the purchase price paid by the Investors to the Selling Shareholder for the ARI Shares hereunder shall be adjusted to reflect the reduction in the value of the Company as a result of the payment of such Indemnified Liabilities by the Company to the Indemnitees, and the Selling Shareholder shall be liable to the Indemnitees for and shall promptly pay to the Indemnitees (as an adjustment to the consideration paid by the Investors to the Selling Shareholder for the ARI Shares) an amount in cash equal to (i) $30,666,632.25 (the purchase price paid by the Investors to the Selling Shareholder for the ARI Shares hereunder), minus (ii) 22.0867% (the percentage of the Company's fully-diluted Common Stock purchased by the Investors from the Selling Shareholder) multiplied by the post-Closing valuation of the Company's Common Stock on a fully-diluted basis (not adjusted to reflect the reduction in value of the Company as a result of such breach of its representations and warranties but reduced by any actual recovery of Indemnified Liabilities from the Company by the Indemnitees).


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

               (v) Failure to Recover. If any breach or inaccuracy of any representations and warranties in paragraph 6B, 6D (to the extent that such breach or inaccuracy (i) pertains to the title to, ownership of, or other rights with respect to, the Company's capital stock or other equity securities including, but not limited to, the ARI Shares and the Company Shares, and (ii) impairs or affects the value thereof or the right to realize the value thereof), 6P or 7A results in a claim against the Company for which the Indemnitees are entitled to recover Indemnified Liabilities from either the Company or the Selling Shareholder or both of them and the Indemnitees fail to recover the full amount thereof from either the Company or the Selling Shareholder or both of them (after final determination of the judicial authority or alternative dispute resolution authority selected by the parties, as the case may be, which determination is either not appealable or all applicable time periods to appeal have lapsed and thereafter, following five (5) days prior written notice by the Indemnitees to the Company and the Selling Shareholder), the Company shall (a) issue that number of additional shares of Common Stock to the Investors (for no additional consideration and as an adjustment to the purchase price paid for the Company Shares and the ARI Shares hereunder) such that the Investors' aggregate fully-diluted ownership of the Common Stock at the Closing would have been equal to (i) the aggregate amount invested by the Investors at Closing (for the purchase of both the Company Shares and ARI Shares) less any amounts received by the Indemnitees for Indemnified Liabilities from either the Company or the Selling Shareholder, divided by (ii) the fully-diluted post-closing value of the Common Stock immediately after the Closing (as adjusted to reflect any reduction in value of the Company resulting from any breaches of representations and warranties by the Company hereunder and any actual recovery of Indemnified Liabilities from the Company by the Indemnitees) and (b) issue or grant that number of additional shares of Common Stock or options to acquire Common Stock to management shareholders and optionholders as of the Closing, respectively, such that their aggregate fully diluted ownership of the Common Stock as of the Closing would have remained the same as it was prior to the Company issuing additional shares to the Investors hereunder.

               (vi) Claims Against the Investors. If any breach or inaccuracy of any representations and warranties in paragraph 6B, 6D (to the extent that such breach or inaccuracy (i) pertains to the title to, ownership of, or other rights with respect to, the Company's capital stock or other equity securities including, but not limited to, the ARI Shares and the Company Shares, and (ii) impairs or affects the value thereof or the right to realize the value thereof), 6P or 7A results in a direct claim (a "Direct Claim") against the Investors for which the Investors are entitled to recover Indemnified Liabilities from either the Company or the Selling Shareholder or both of them and the Indemnitees fail to recover the full amount thereof from either the Company or the Selling
Shareholder or both of them, the Company shall (a) issue that number of additional shares of Common Stock to the Investors so that the fully-diluted percentage ownership of the Investors as of the Closing would have been equal to
(i) the aggregate amount invested by the Investors at Closing (for the purchase of both the Company Shares and ARI Shares) plus the amount of the Direct Claim, less any amounts received by the Indemnitees for Indemnified Liabilities from either the Company or the Selling Shareholder, divided by (ii) the fully-diluted post-closing value of the Common Stock immediately after the Closing (as adjusted to reflect any reduction in value of the Company resulting from any breaches of representations and warranties by the Company hereunder and any actual recovery of Indemnified Liabilities from the Company by the Indemnitees) and (b) issue or grant that number of additional shares of Common Stock or options to acquire Common Stock to management shareholders and optionholders as of the Closing, respectively, such that their aggregate fully diluted ownership of the Common Stock as of the Closing would have remained the same as it was prior to the Company issuing additional shares to the Investors hereunder.

        Examples illustrating the operation of paragraphs 11K(iv), 11K(v) and 11K(vi) are set forth in Exhibit F attached hereto.

               11L. Further Assurances. The Selling Shareholder agrees that at any time and from time to time upon the request of the Investors, the Selling Shareholder shall execute and deliver such further documents and do such further acts and things as the Investors may reasonably request in connection with the sale and transfer of the ARI Shares to the Investors under this Agreement.

               11M. Consent to Jurisdiction. Any legal action, suit or proceeding arising out of or relating to this Agreement or the consummation of the transactions contemplated hereby may only be instituted in any court of the State of New York or State of Delaware, as determined by paragraph 11H, and each party (including the Bank) agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such courts, that the action, suit or proceeding if brought in such courts, would be in an inconvenient forum, that the venue of the action, suit or proceeding, if brought in any of such courts, is improper or that this Agreement or the subject matter hereof may not be enforced in or by such courts on jurisdictional grounds. The Bank hereby designates and appoints Pryor, Cashman, Sherman & Flynn (the "Authorized Agent") as its agent to accept and acknowledge on its behalf service of any process which may be served in any suit, action or proceeding and agrees that service upon such Authorized Agent shall be deemed in every respect service of process on the Bank and, to the extent permitted by applicable law, shall be taken and held to be valid and personal service and shall constitute an appearance by the Bank for all purposes in any such suit, action or proceeding. The Bank represents and warrants to the Investors that the Authorized Agent has agreed to act as such agent for service of process.

                                          * * * * *


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

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                     CARROLS HOLDINGS CORPORATION

                                     By:/s/  Alan Vituli
                                        ---------------------------------------

                                     Its:  Chairman and Chief Executive Officer

                                     MADISON DEARBORN CAPITAL
                                     PARTNERS, L.P.

                                     By:    Madison Dearborn Partners, L.P.
                                     Its:   General Partner

                                        By:      Madison Dearborn Partners, Inc.
                                        Its:     General Partner

                                              By:  /s/ Benjamin D. Chereskin
                                                 -------------------------------

                                                 Benjamin D. Chereskin

                                              Its: Vice President
                                                  ------------------------------

                                      MADISON DEARBORN CAPITAL PARTNERS II, L.P.

                                          By:    Madison Dearborn Partners, L.P.
                                          Its:   General Partner

                                        By:      Madison Dearborn Partners, Inc.
                                        Its:     General Partner

                                                    By:/s/ Benjamin D. Chereskin
                                                       -------------------------
                                                           Benjamin D. Chereskin

                                                    Its: Vice President
                                                        ------------------------

                                       ATLANTIC RESTAURANTS, INC.

                                       By: /s/ David J. Mathies
                                          --------------------------------------

                                      Its: President
                                          --------------------------------------

        The undersigned, as the indirect owner of all or substantially all of the outstanding capital stock of Atlantic Restaurants, Inc., does hereby guarantee the obligations of Atlantic Restaurants, Inc. under this Stock Purchase Agreement and shall cause Atlantic Restaurants, Inc. to comply with the provisions of this Stock Purchase Agreement.

                                       BAHRAIN INTERNATIONAL BANK, E.C.

                                       By /s/ Robin McIlvenny
                                         ---------------------------------------

                                       Its Chief Executive Officer
                                         ---------------------------------------

                                LIST OF EXHIBITS

Exhibit A       -     Registration Agreement

Exhibit B1      -     Alan Vituli Unvested Stock Option Agreement

Exhibit B2      -     Daniel Accordino Unvested Stock Option Agreement

Exhibit B3      -     Joseph Zirkman Unvested Stock Option Agreement

Exhibit B4      -     Amended 1996 Long-Term Incentive Plan

Exhibit B5      -     Options  granted to Alan  Vituli  pursuant  to the Carrols
                      Corporation 1996 Long-Term Incentive Plan

Exhibit B6      -     Options  granted  to  Daniel  Accordino  pursuant  to  the
                      Carrols Corporation

                      1996 Long-Term Incentive Plan

Exhibit C       -     Stockholders Agreement

Exhibit D1      -     Alan Vituli Employment Agreement

Exhibit D2      -     Daniel Accordino Employment Agreement

Exhibit E1      -     Form of Opinion of Schulte Roth & Zabel LLP

Exhibit E2      -     Form of Opinion of Joseph A. Zirkman, Esq.

Exhibit E3      -     Form of Opinion of Pryor, Cashman, Sherman & Flynn

Exhibit F       -     Operation of Paragraphs 11K(iv), 11K(v) and 11K(vi)

                          LIST OF DISCLOSURE SCHEDULES

                          Third Party Approval  Schedule
                          Governmental  Approval Schedule
                          Capitalization  Schedule
                          Subsidiary Schedule
                          Restrictions  Schedule
                          Financial  Statements  Schedule
                          Liabilities Schedule
                          Affiliated  Transactions Schedule
                          Developments  Schedule
                          Assets Schedule Taxes Schedule
                          Contracts  Schedule
                          Intellectual  Property  Schedule
                          Litigation   Schedule
                          Insurance   Schedule
                          Employee Schedule
                          Employee   Benefits   Schedule
                          Compliance Schedule
                          Environmental Schedule
                          Jurisdiction of Organization and  Qualification
                            for the Company and its Subsidiaries Schedule


                                      -42-




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